UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission

file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 14, 2014, Oclaro, Inc. (the “Company”) held its 2013 annual meeting of stockholders (“Annual Meeting”). As of the record date of November 25, 2013, there were 93,111,672 shares of common stock outstanding and entitled to vote at the meeting. A total of 72,877,696 shares were present in person or by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders elected Kendall Cowan and Joel A. Smith III as Class III Directors, to serve three-year terms and until their successors are duly elected and qualified or until their earlier resignation or removal. The proposal received the following votes:

Kendall Cowan

For	Withheld
34,377,701	2,224,061

Joel A. Smith III

For	Withheld
35,407,322	1,194,440

At the Annual Meeting, the Company’s stockholders approved the Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
34,870,213	1,251,303	480,246	36,275,934

At the Annual Meeting, the Company’s stockholders conducted an advisory vote on the compensation of its named executive officers. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
35,342,875	861,499	397,388	36,275,934

At the Annual Meeting, the Company’s stockholders ratified the selection of Grant Thornton LLP as its independent registered public accounting firm for the current fiscal year. The proposal received the following votes:

For	Against	Abstain
70,611,498	1,175,202	1,090,996

At the Annual Meeting, the Company’s stockholders approved a stockholder proposal for the election of Directors by majority vote. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
29,722,582	1,118,122	4,074,778	37,961,761

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: January 14, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary